Exhibit 5.1
[LETTERHEAD OF CAHILL GORDON & REINDEL llp]
April 30, 2007
First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois 60606
Ladies and Gentlemen:
     This opinion is being rendered in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), on April 30, 2007 with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of 3,000,000 shares of common stock of the Company, par value $.01 per share (the “Common Stock”), that may be (i) issued in exchange for units of partnership interest in First Industrial, L.P., a Delaware limited partnership (“Redemption Shares”) and (ii) issued or issuable pursuant to the Company’s 1997 Stock Incentive Plan, 2001 Stock Incentive Plan or Deferred Income Plan (the “Plan Shares”) to one or more affiliates of the Company.
     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company (the “Charter”), each as amended to date, resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.
     Based upon the foregoing, we are of the opinion that (i) the Redemption Shares are duly authorized under the Charter and, when issued as described in the Registration Statement or a supplement relating thereto and in accordance with the resolutions adopted February 28,

2007 by the Board (collectively the “Authorizing Resolutions”), and upon receipt of the consideration provided for in the Authorizing Resolutions, will be legally issued, fully paid and nonassessable, and (ii) the Plan Shares are duly authorized under the Charter and (x) with respect to Plan Shares already issued and opined on pursuant to legal opinions of McGuireWoods LLP dated prior to the date hereof, subject to any assumptions and qualifications made in such opinions, which are similar to the qualifications and assumptions set forth herein, and further assuming receipt of consideration therefore and the satisfaction of any and all requirements and conditions set forth in the applicable Plan, such Plan Shares will be legally issued, fully paid and nonassessable, and (y) with respect to Plan shares that are not yet issued as of the date hereof, when such Plan Shares are issued as described in the Registration Statement or a supplement relating thereto and in accordance with the Authorizing Resolutions and respective Plan, and upon receipt of the consideration provided for in the Authorizing Resolutions and the satisfaction of any and all requirements and conditions set forth in the applicable Plan, such Plan Shares will be legally issued, fully paid and nonassessable.
     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuireWoods LLP, a copy of which is attached hereto.
     We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ CAHILL GORDON & REINDEL LLP
Cahill Gordon & Reindel llp